EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-268800, 333-269545, 333-274080, 333-278967 and 333-281957), Form S-3 (File Nos. 333-260655, 333-273209 and 333-284360), and Form S-8 (File Nos. 333-267441, 333-273208 and 333-283267) of our report dated March 31, 2025, relating to the financial statements of Edible Garden AG Incorporated appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum LLP

Costa Mesa, California

March 31, 2025